Exhibit 99.1

Vantage Drilling International Reports Second Quarter Results for 2022

HOUSTON, August 11, 2022 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported net income attributable to controlling interest of approximately $48.1 million, or $3.61 per diluted share, for the three months ended June 30, 2022, based on the weighted average shares outstanding, as compared to a net loss attributable to controlling interest of $29.0 million, or $2.21 per diluted share, for the three months ended June 30, 2021.

The net income is a result of the sale of the Emerald Driller Company (“EDC”) and its three jackup rigs, the Emerald Driller, the Aquamarine Driller, and the Sapphire Driller, which closed on May 27, 2022. The Company received $170.0 million as purchase price consideration and $30.0 million in certain contract preparation expense reimbursements, and as a result, a net gain of $60.8 million was recognized during the three months ended June 30, 2022. The gain is subject to potential adjustments contemplated by the relevant share purchase agreement, any such adjustments to be finalized by September 24, 2022.

As of June 30, 2022, Vantage had approximately $246.3 million in cash, including $18.9 million of restricted cash, compared to $90.6 million in cash, including $17.3 million of restricted cash, at December 31, 2021. The Company used $32.0 million in cash from operations during the second quarter of 2022 compared to $25.6 million used during the same period of 2021.

Ihab Toma, CEO, commented: “As previously announced, we are very pleased to have closed the sale of EDC to ADES Arabia and to support their operations in Qatar. The sale meaningfully improved the Company’s liquidity.”

Mr. Toma continued: “With regard to the rigs we own and manage, we continue to see a constructive environment as rig activity levels remain strong. Our focus remains on taking advantage of the recovery that is underway to secure higher dayrates and continuing to provide safe, efficient and reliable operations for our clients.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of two ultra-deepwater drillships, and two premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and gas companies. Vantage also markets, operates and provides management services in respect of, third party-owned drilling units. www.vantagedrilling.com.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

We report our financial results in accordance with generally accepted accounting principles (GAAP) in the United States. However, in our earnings release and during our earnings calls we may reference company information that does not conform to GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. However, these measures should not be viewed as an alternative to or substitute for GAAP measures of performance, and these non-GAAP measures may not be consistent with previously published Company reports on Forms 10-K, 10-Q and 8-K. Non-GAAP measures we may reference have been reconciled to the nearest GAAP measure in the tables entitled Reconciliation of GAAP to Non-GAAP Financial Measures below.

Public & Investor Relations Contact:

Douglas E. Stewart

Chief Financial Officer and General Counsel

Vantage Drilling International

C/O Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 440

Houston, Texas 77056

(281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Contract drilling services	$42,744	$31,655	$87,657	$49,380
Management fees	2,840	497	3,943	595
Reimbursables and other	27,654	3,449	39,969	5,792
Total revenue	73,238	35,601	131,569	55,767
Operating costs and expenses
Operating costs	59,405	36,056	103,338	61,413
General and administrative	6,910	4,967	13,492	10,462
Depreciation	11,087	14,161	22,382	28,286
Gain on EDC Sale	(60,781)	—	(60,781)	—
Total operating costs and expenses	16,621	55,184	78,431	100,161
Income (loss) from operations	56,617	(19,583)	53,138	(44,394)
Other (expense) income
Interest income	7	10	11	110
Interest expense and other financing charges	(8,503)	(8,511)	(17,007)	(17,021)
Other, net	(1,011)	(179)	(1,786)	(793)
Total other expense	(9,507)	(8,680)	(18,782)	(17,704)
Income (loss) before income taxes	47,110	(28,263)	34,356	(62,098)
Income tax (benefit) provision	(1,221)	720	217	2,882
Net income (loss)	48,331	(28,983)	34,139	(64,980)
Net income (loss) attributable to noncontrolling interests	232	(18)	938	(31)
Net income (loss) attributable to shareholders	$48,099	$(28,965)	$33,201	$(64,949)

EBITDA (1)	$66,461	$(5,583)	$72,796	$(16,870)

Earnings (loss) per share
Basic	$3.67	$(2.21)	$2.53	$(4.95)
Diluted	$3.61	$(2.21)	$2.49	$(4.95)
Weighted average ordinary shares outstanding,
Basic	13,115	13,115	13,115	13,115
Diluted	13,332	13,115	13,330	13,115

(1) EBITDA represents net income (loss) before (i) interest income (expense), (ii) provision for income taxes and (iii) depreciation and amortization expense. EBITDA is not a financial measure under GAAP as defined under the rules of the SEC, and is intended as a supplemental measure of our performance. We believe this measure is commonly used by analysts and investors to analyze and compare companies on the basis of operating performance.

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating costs and expenses
Jackups	$10,249	$22,170	$18,674	$36,319
Deepwater	15,934	8,820	30,477	16,064
Managed Rigs	7	756	1	756
Held for Sale (2)	3,891	—	10,712	—
Operations support	2,930	2,317	5,867	4,529
Reimbursables	26,394	1,993	37,607	3,745
Total operating costs and expenses	$59,405	$36,056	$103,338	$61,413

Utilization
Jackups	98.8%	39.9%	79.6%	35.3%
Deepwater	99.7%	49.7%	99.2%	49.4%
Held for Sale (2)	47.0%	N/A	62.3%	N/A

(2) Included in the sale of EDC, which owns the Emerald Driller, Sapphire Driller and Aquamarine Driller. Each of these rigs were classified as held for sale on our Consolidated Balance Sheets up to the closing date, which was on May 27, 2022, during the current period and at December 31, 2021.

Vantage Drilling International
Consolidated Balance Sheets
(In thousands, except share and par value information)
(Unaudited)

	June 30, 2022	December 31, 2021

ASSETS
Current assets
Cash and cash equivalents	$227,328	$73,343
Restricted cash	3,323	1,621
Trade receivables, net of allowance for doubtful accounts of $5.0 million, each period	79,399	37,527
Materials and supplies	38,906	37,580
Assets held for sale	—	117,117
Prepaid expenses and other current assets	13,191	18,309
Total current assets	362,147	285,497
Property and equipment
Property and equipment	645,304	645,622
Accumulated depreciation	(287,314)	(266,018)
Property and equipment, net	357,990	379,604
Operating lease ROU assets	1,610	2,450
Other assets	32,549	31,843
Total assets	$754,296	$699,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$42,870	$31,420
Other current liabilities	53,819	31,533
Liabilities held for sale	—	6,720
Total current liabilities	96,689	69,673
Long–term debt, net of discount and financing costs of $2,322 and $3,142, respectively	347,678	346,858
Other long-term liabilities	9,958	17,012
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,115,026 shares issued and outstanding, each period	13	13
Additional paid-in capital	633,828	633,847
Accumulated deficit	(336,591)	(369,792)
Controlling interest shareholders' equity	297,250	264,068
Noncontrolling interests	2,721	1,783
Total equity	299,971	265,851
Total liabilities and shareholders' equity	$754,296	$699,394

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$34,139	$(64,980)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation expense	22,382	28,286
Amortization of debt financing costs	820	819
Share-based compensation expense	44	337
Deferred income tax expense	410	236
Gain on disposal of assets	(1,630)	(2,715)
Gain on EDC Sale	(60,781)	—
Changes in operating assets and liabilities:
Trade receivables, net	(58,864)	(6,888)
Materials and supplies	(1,811)	(1,481)
Prepaid expenses and other current assets	2,918	(1,440)
Other assets	(25,043)	(1,821)
Accounts payable	29,564	2,798
Other current liabilities and other long-term liabilities	17,696	5,905
Net cash used in operating activities	(40,156)	(40,944)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(7,285)	(2,711)
Net proceeds from EDC Sale	200,000	—
Net proceeds from sale of assets	3,100	—
Net proceeds from sale of Titanium Explorer	—	13,557
Net cash provided by investing activities	195,815	10,846
CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	—	—
Net increase (decrease) in unrestricted and restricted cash and cash equivalents	155,659	(30,098)
Unrestricted and restricted cash and cash equivalents—beginning of period	90,608	154,487
Unrestricted and restricted cash and cash equivalents—end of period	$246,267	$124,389

Vantage Drilling International
Non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Reconciliation of EBITDA	2022	2021	2022	2021
Net income (loss) attributable to shareholders	$48,099	$(28,965)	$33,201	$(64,949)
Depreciation	11,087	14,161	22,382	28,286
Interest income	(7)	(10)	(11)	(110)
Interest expense and other financing costs	8,503	8,511	17,007	17,021
Income tax (benefit) provision	(1,221)	720	217	2,882
EBITDA	$66,461	$(5,583)	$72,796	$(16,870)